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                                               Carolina Power & Light Company
                                        (ORGANIZED UNDER THE LAWS OF NORTH CAROL    INA)


                                        CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                          (NOT AUDITED BY INDEPENDENT AUDITORS)

                                                       JUNE 30, 1996


STATEMENTS OF INCOME
                                                        Three Months Ended       Six Months Ended         Twelve Months Ended
                                                              June 30                 June 30                   June 30
(In thousands except per share amounts)                  1996        1995       1996          1995         1996         1995
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Operating Revenues                                    $ 685,968  $ 681,965  $ 1,469,553   $ 1,410,203  $ 3,065,903  $ 2,855,021
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Operating Expenses
  Operation - fuel                                      112,955    120,647      250,521       253,918      526,415      520,853
              purchased power                           105,688    105,137      211,677       198,796      422,822      395,741
              other                                     128,743    139,106      251,099       266,184      526,361      536,073
  Maintenance                                            44,620     57,353       91,664        98,108      190,142      194,105
  Depreciation and amortization                          93,408     90,896      185,886       181,171      369,242      364,703
  Taxes other than on income                             34,092     35,280       72,656        74,200      142,499      140,473
  Income tax expense                                     67,172     32,942      144,267        94,358      309,134      211,583
  Harris Plant deferred costs, net                        4,324      7,178       12,389        13,783       26,735       26,940
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        Total Operating Expenses                        591,002    588,539    1,220,159     1,180,518    2,513,350    2,390,471
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Operating Income                                         94,966     93,426      249,394       229,685      552,553      464,550
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Other Income
  Allowance for equity funds used during construction     1,187        984        2,222         1,897        3,675        3,870
  Income tax credit                                       4,418      3,207        8,831         6,497       20,875       13,432
  Harris Plant carrying costs                             2,549      2,128        4,358         4,347        8,308        9,055
  Interest income                                         1,041      2,781        2,175         5,369        5,486        8,536
  Other income, net                                       5,799      4,250       11,998         8,271       12,795       19,846
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        Total Other Income                               14,994     13,350       29,584        26,381       51,139       54,739
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Income Before Interest Charges                          109,960    106,776      278,978       256,066      603,692      519,289
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Interest Charges
  Long-term debt                                         43,353     47,248       88,029        93,841      181,585      183,767
  Other interest charges                                  4,993      5,011       11,905        11,039       26,763       19,420
  Allowance for borrowed funds used
     during construction                                 (1,042)    (1,445)      (1,958)       (2,809)      (4,267)      (4,021)
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         Net Interest Charges                            47,304     50,814       97,976       102,071      204,081      199,166
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Net Income                                               62,656     55,962      181,002       153,995      399,611      320,123
Preferred Stock Dividend Requirements                    (2,402)    (2,402)      (4,804)       (4,804)      (9,609)      (9,609)
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Earnings for Common Stock                             $  60,254  $  53,560  $   176,198   $   149,191  $   390,002  $   310,514
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Average Common Shares Outstanding (Note 3)              143,808    147,183      143,716       147,226      144,490      147,772
Earnings per Common Share (Note 3)                    $    0.42  $    0.36  $      1.23   $      1.01  $      2.70  $      2.10
Dividends Declared per Common Share                   $   0.455  $   0.440  $     0.910   $     0.880  $     1.805  $     1.745

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See Supplemental Data and Notes to Financial Statements.
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